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                                                                 Exhibit 12.01




                    Commercial Credit Company and Subsidiaries
                 Computation of Ratio of Earnings to Fixed Charges
                     (In millions of dollars, except for ratio)

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
                                                                                         SIX MONTHS ENDED
                                                                                             JUNE 30,
                                                                                       --------------------
                                                                                         1997       1996
                                                                                       ---------  ---------
Income before income taxes...........................................................  $   142.5  $   156.5
Elimination of undistributed equity earnings.........................................       (0.5)      (0.3)
Interest.............................................................................      258.6      233.2
Portion of rentals deemed to be interest.............................................        4.5        4.7
                                                                                       ---------  ---------
  Earnings available for fixed charges...............................................  $   405.1  $   394.1
                                                                                       ---------  ---------
                                                                                       ---------  ---------
Fixed charges
-------------
Interest.............................................................................  $   258.6  $   233.2
Portion of rentals deemed to be interest.............................................        4.5        4.7
                                                                                       ---------  ---------
  Fixed charges......................................................................  $   263.1  $   237.9
                                                                                       ---------  ---------
                                                                                       ---------  ---------
Ratio of earnings to fixed charges...................................................       1.54x      1.66x
                                                                                       ---------  ---------
                                                                                       ---------  ---------
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